                                                                Exhibit 3.1

Dominion Resources, Inc.

Bylaws

Amended and Restated, effective February 28, 2007

Table of Contents

Article I	Name	Page 1
II.	Shareholders’ Meetings	1
III.	Annual Meeting	1
IV.	Special Meetings	1
V.	Notice of Shareholders’ Meetings	1
VI.	Voting Lists	2
VII.	Quorum	3
VIII.	Voting	3
IX.	Record Date	4
X.	Shareholder Proposals	4
XI.	Board of Directors	5
XII.	Manner of Election of Directors	6
XIII.	Powers of Directors	6
XIV.	Executive and Other Committees	7
XV.	Meetings of Directors and Quorum	8
XVI.	Action Without a Meeting	8
XVII.	Director Resignation and Removals	9
XVIII.	Board Vacancies	9
XIX.	Officers	10
XX.	Eligibility of Officers	10
XXI.	Duties and Authority of Chairman of the Board of Directors, Vice Chairman, Chief Executive Officer and Others	10
XXII.	Vice Presidents	11
XXIII.	Corporate Secretary	11
XXIV.	Treasurer	12
XXV.	Controller	12
XXVI.	Officer Resignations and Removals	12
XXVII.	Officer Vacancies	13
XXVIII.	Certificates and Records for Shares	13
XXIX.	Transfer of Shares	14
XXX.	Voting of Shares Held	14
XXXI.	Bonds, Debentures and Notes Issued Under an Indenture	15
XXXII.	Amendments	15
XXXIII.	Emergency Bylaws	16
XXXIV	Control Share Acquisitions	18

Article I.     Name.

           The name of the Corporation is Dominion Resources, Inc.

Article II.    Shareholders’ Meetings.

All meetings of the Shareholders shall be held at such place, within or without of the Commonwealth, as provided in the notice of the meeting provided in accordance with Article V - Notice of Shareholder’s Meetings.

Article III.   Annual Meeting.

The Annual Meeting of the Shareholders shall be held on the fourth Friday in April in each year if not a legal holiday. In the event that such Annual Meeting is omitted by oversight or otherwise on this date, the Board of Directors shall cause a meeting to be held as soon thereafter as may be convenient, and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the Annual Meeting. Such subsequent meeting shall be called in the same manner as provided for in Article IV - Special Meetings.

Article IV.   Special Meetings.

Special Meetings of the Shareholders shall be held whenever called by the Chairman of the Board of Directors, the Vice Chairman, the Chief Executive Officer, or a majority of the Directors. Special Meetings of the Shareholders may also be held following the accrual or termination of voting rights of the Preferred Stock, whenever requested to be called in the manner provided in the Articles of Incorporation.

Article V.  Notice of Shareholders’ Meetings.

Notice stating the place, day and hour of each Shareholders’ Meeting and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called shall be given not less than 10 nor more than 60 days before the date of the meeting, or such longer period as is specified below, by, or at the direction of, the Board of Directors or its Chairman, the Vice Chairman, the Chief Executive Officer, the President or any Vice President or the Corporate Secretary or any Assistant Corporate Secretary, to each Shareholder of record entitled to vote at the meeting. Notice shall also be given to other Shareholders of record to the extent required by the Articles of Incorporation or by law. Notice may be mailed to a Shareholder at the Shareholder’s registered address and such notice will be deemed to be given when deposited in the United States mail, postage-paid, addressed to the Shareholder at the Shareholder’s address as it appears on the stock transfer books. Alternatively, notice may be given to a Shareholder by electronic transmission as permitted by the Virginia Stock Corporation Act or any other applicable law and, in such case, shall be effective as provided therein.

Notice of a Shareholders’ Meeting to act on an amendment of the Articles of Incorporation, on a plan of merger or share exchange, on a proposed dissolution of the Corporation, or on a proposed sale, lease or exchange, or other disposition of assets that would leave the Corporation without a significant continuing business activity, as defined in Virginia Code Section 13.1-724, shall be given not less than 25 nor more than 60 days before the date of the meeting. Any notice of a Shareholders’ Meeting to act on such a matter shall be accompanied by a copy of the applicable proposed amendment, plan of merger or share exchange, plan of dissolution or agreement effecting the disposition of assets.

If any Shareholders’ Meeting is adjourned to a different date, time or place notice need not be given if the new date, time or place is announced at the meeting before adjournment. If a new record date for the adjourned meeting is fixed under Article IX, however, notice of the adjourned meeting shall be given under this Article to Shareholders entitled to notice as of the new record date. Any Shareholder who attends a meeting may be deemed to have waived notice of such meeting as provided in Virginia Code Section 13.1-659.

Article VI.   Voting Lists.

The officer or agent having charge of the share transfer books of the Corporation shall make, at least 10 days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting or any adjournment, with the address of and number of shares held by each. Such list, for a period of 10 days prior to such meeting, shall be kept on file at the principal office of the Corporation. Any person who shall have been a Shareholder of record for at least 6 months immediately preceding such person’s demand or who shall be the holder of record of at least 5% of all the outstanding shares of the Corporation, upon demand stating with reasonable particularity the purpose of such demand, shall have the right to inspect such list, in person, for any proper purpose if such list is directly connected with such purpose, during usual business hours within the period of 10 days prior to the meeting. Such list shall also be produced at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting for the purposes thereof.

Article VII.   Quorum.

At any meeting of the Shareholders, a majority of the votes entitled to be cast on a matter shall constitute a quorum. A lesser interest may adjourn any meeting from time to time. The provisions of this Article are, however, subject to the provisions of the Articles of Incorporation.

Article VIII.       Voting.

When a quorum is present at any meeting, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the action is the election of directors, or is one upon which by express provision of law, the Articles of Incorporation, or these Bylaws, a larger or different vote is required, in which case such express provision shall govern and control the decision of such question.

Shareholders of record entitled to vote may vote at any meeting in person or by proxy executed in writing or by proxy authorized by any means permitted by the Virginia Stock Corporation Act or other applicable law. In each case, such proxy must be authorized by the Shareholder or by the Shareholder’s duly authorized officer, director, employee or agent or attorney-in-fact, and shall be filed with or received by the inspector of election or other officer or agent of the Corporation authorized to tabulate votes for the meeting before being voted. A proxy shall designate only one person as proxy, except that proxies executed pursuant to a general solicitation of proxies may designate one or more persons, any one of whom may act as proxies. Proxies given for a specific Shareholders’ Meeting shall entitle the holders to vote at any adjournment of the meeting, but shall not be valid after the final adjournment of that meeting. No proxy shall be valid after 11 months from its date unless the appointment form expressly provides for a longer period of validity. Shareholders entitled to vote may also be represented by an agent personally present, duly designated by power of attorney, with or without power of substitution, and such power of attorney shall be produced at the meeting on request. Each holder of record of shares of any class shall, as to all matters in respect of which shares of any class have voting power, be entitled to one vote for each share of stock of such class standing in such holder’s name on the books of the Corporation.

Article IX.  Record Date.

For the purpose of determining the Shareholders entitled to notice of or to vote at any meeting of Shareholders, or any adjournment, or entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board of Directors may fix the date on which it takes such action or a future date as the record date for any such determination of Shareholders, provided that such date shall not in any case be more than 70 days prior to the date on which the meeting or other action, requiring such determination of Shareholders, is to take place. The Board of Directors is authorized to delegate to the Corporate Secretary the determination of a record date for any meeting of Shareholders. If no record date shall be fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or for the determination of the Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders in such cases. A determination of Shareholders entitled to notice of or to vote at a Shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors or Corporate Secretary, as the case may be, fixes a new record date, which shall be done if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Article X.   Shareholder Proposals.

To be properly brought before a meeting of Shareholders, business must be (a) specified in the notice of meeting (or any supplement) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a Shareholder. In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a Shareholder, the Shareholder must have given timely notice in writing to the Corporate Secretary of the Corporation. To be timely, a Shareholder’s notice must be given, either by personal delivery or by United States registered or certified mail, postage prepaid, to the Corporate Secretary of the Corporation not later than 90 days prior to the date of the anniversary of the immediately preceding Annual Meeting. A Shareholder’s notice to the Corporate Secretary shall set forth as to each matter the Shareholder proposes to bring before the Annual Meeting (a) a brief description of the business desired to be brought before the Annual Meeting, including the complete text of any resolutions to be presented at the Annual Meeting, with respect to such business, and the reasons for conducting such business at the meeting, (b) the name and address of record of the Shareholder proposing such business, (c) the class and number of shares of the Corporation that are beneficially owned by the Shareholder and (d) any material interest of the Shareholder in such business. In the event that a Shareholder attempts to bring business before an Annual Meeting without complying with the foregoing procedure, the Chairman of the meeting may declare to the meeting that the business was not properly brought before the meeting and, if the Chairman shall so declare, such business shall not be transacted. The foregoing provisions are not applicable to Shareholder nominations of Directors, the process for which is set forth in Article XI.

Article XI.         Board of Directors.

A Board of Directors shall be chosen by ballot at the Annual Meeting of the Shareholders or at any meeting held in lieu thereof as herein before provided.

Subject to the rights of holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of Directors shall be made by the Board of Directors or a committee appointed by the Board of Directors or by any Shareholder entitled to vote in the election of Directors generally. However, any Shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as Directors at a meeting only if written notice of such Shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Corporate Secretary of the Corporation not later than 60 days in advance of such meeting (except that, if public disclosure of the meeting is made less than 70 days prior to the meeting, the notice need only be received within 10 days following such public disclosure). Each such notice shall set forth: (a) the name and address of the Shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the Shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder; (d) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Article XII.       Manner of Election of Directors.

While Directors shall be elected in the manner provided by Virginia law by the shares entitled to vote in the election at a meeting at which a quorum is present, in an uncontested election, if a Director does not receive a majority vote (that is, if the votes cast for the Director nominee do not exceed the votes withheld for that nominee), that Director shall offer his or her resignation promptly to the Board of Directors. The foregoing requirement shall not be applicable in a contested election.

Within 90 days following certification of the election results, the Board of Directors shall act on the offered resignation. In determining whether to accept the offered resignation, the Board of Directors shall consider any recommendation of the nominating committee or other committee of the Board of Directors responsible for nominating and governance matters, the factors considered by that committee and any additional information and factors that the Board of Directors believes to be relevant.

Article XIII.      Powers of Directors.

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation, and so far as this delegation of authority is not inconsistent with the laws of the Commonwealth of Virginia or with the Articles of Incorporation.

Article XIV.      Executive and Other Committees.

The Board of Directors, by resolution passed by a majority of the whole Board, may designate two or more of its number to constitute an Executive Committee. If a quorum is present at a duly noticed or regular meeting of the Committee, the Committee may act upon the affirmative vote of a majority of the Committee members present.

When the Board of Directors is not in session, the Executive Committee shall have and may exercise all of the authority of the Board of Directors except that the Executive Committee shall not (a) approve or recommend to Shareholders action that Virginia Stock Corporation Act requires to be approved by Shareholders; (b) fill vacancies on the Board of Directors or any of its Committees or elect officers; (c) amend the Articles of Incorporation; (d) adopt, amend or repeal these Bylaws; (e) approve a plan of merger not requiring Shareholder approval; (f) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors; or (g) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and rights, preferences, and limitations of a class or series of shares, except that the Board of Directors may authorize the Executive Committee to do so subject to the limits, if any, prescribed by the Board of Directors. If the Executive Committee is created for any designated purpose, its authority shall be limited to such purpose. The Executive Committee shall report its action to the Board of Directors. Regular and special meetings of the Executive Committee may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

Members of the Executive Committee shall receive such compensation for attendance at meetings as may be fixed by the Board of Directors.

The Board of Directors likewise may appoint from their number, from the directors of affiliated corporations or from officers of the Corporation other Committees from time to time, the number composing such Committees and the power conferred upon the same to be subject to the foregoing exceptions for an Executive Committee but otherwise as determined by vote of the Board of Directors provided that any Committee empowered to exercise the authority of the Board of Directors shall be composed only of members of the Board of Directors. The Board of Directors may designate one or more Directors to represent the Corporation at meetings of committees of the Board of Directors affiliated corporations. Members of such committees, and Directors so designated, shall receive such compensation for attendance at meetings as may be fixed by the Board of Directors.

Article XV.        Meetings of Directors and Quorum.

Meetings of the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, President or any Vice President, the Corporate Secretary or three or more Directors and the Corporate Secretary or an Assistant Corporate Secretary shall give not less than forty-eight (48) hours notice by letter, electronic mail or telephone (or in person) of all meetings of the Directors, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Board.

A written waiver of notice signed by the Director entitled to such notice, whether before or after the date of the meeting, shall be equivalent to giving notice. A Director who attends or participates in a meeting shall be deemed to have waived timely and proper notice of the meeting unless the Director, at the beginning of the meeting or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

A majority of the number of Directors fixed at the time in accordance with the Articles of Incorporation or such greater number as may be specifically provided in the Virginia Stock Corporation Act shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be reconvened and held without further notice so long as the new date, time and place is announced at the meeting prior to adjournment. When a quorum is present at any meeting, a majority of the members present shall decide any question brought before such meeting, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws.

Article XVI.       Action Without a Meeting.

Any action required to be taken at a meeting of the Directors, or any action which may be taken at a meeting of the Directors or of a Committee, may be taken without a meeting if a consent in writing (which may be in any number of counterparts), setting forth the action so to be taken, shall be signed by all of the Directors, or all of the members of the Committee, as the case may be, either before or after such action is taken, and delivered to the Corporate Secretary. A Director’s consent may be withdrawn by a revocation signed by the Director and delivered to the Corporate Secretary prior to the delivery to the Corporate Secretary of unrevoked written consents signed by all of the Directors. For purposes of this Article, the signing and delivery of the written consent may be accomplished by electronic transmission. When all Directors have signed and delivered a written consent to the Corporate Secretary, such consents shall have the same force and effect as a unanimous vote.

Article XVII.     Director Resignation and Removals.

Any Director may resign at any time either from the Board of Directors or from any Committee of which the Director is a member by giving written notice to the Board of Directors, to the Chairman of the Board of Directors, to the Vice Chairman, to the Chief Executive Officer or to the Corporate Secretary or, in the case of a resignation from a Committee, to the chairman of the Committee. Any such resignation shall take effect upon receipt of the written notice by one of the specified recipients, unless a later effective time is specified in the notice. Unless otherwise specified in the notice or in these Bylaws, the acceptance of such resignation shall not be necessary to make it effective. Any resignation delivered under Article XII shall require acceptance to make it effective.

At any meeting called for the purpose of removing a Director, the Shareholders may, with the affirmative vote of at least two-thirds of the outstanding shares entitled to vote, remove any Director from office for cause. The Shareholders may then elect a successor to a Director removed from office if such purpose was included in the meeting notice. The nomination and election of such successor shall be accomplished in the same manner provided in these Bylaws for nomination and election of directors at an annual meeting. The Board of Directors, by vote of a majority of the whole Board, may remove from any Committee of the Board any member of that Committee, with or without cause.

Article XVIII.    Board Vacancies.

If the office of any Director shall become vacant, the Directors, at the time in office, whether or not a quorum, may by majority vote of the Directors then in office, choose a successor who shall hold office until the next annual meeting of Shareholders. Vacancies resulting from an increase in the number of Directors shall be filled in the same manner. If the vacancy results from the removal of a Director by the Shareholders as provided in Article XVII, the vacancy may also be filled by the Shareholders as provided in such Article.

Article XIX.       Officers.

The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents (as one or more may be elected an Executive Vice President or Senior Vice President), a Corporate Secretary, a Treasurer and a Controller. The Chairman of the Board of Directors and the Vice Chairman shall  also be officers unless they are not also full-time employees of the Corporation. The officers and the Chairman of the Board of Directors and the Vice Chairman shall be elected or appointed by the Board of Directors after each election of Directors by the Shareholders, and a meeting of the Board of Directors may be held without notice for the purpose of electing officers following the Annual Meeting of the Shareholders.

The Board of Directors, in its discretion, may appoint one or more Assistant Corporate Secretaries, one or more Assistant Treasurers, one or more Assistant Controllers, and such other officers or agents as it may deem advisable, and prescribe their duties.

Article XX.        Eligibility of Officers.

The Chairman of the Board of Directors, the Vice Chairman and the Chief Executive Officer shall be Directors. Any person may hold more than one office provided, however, that neither the Corporate Secretary, the Treasurer nor the Controller shall at the same time hold the office of Chairman of the Board of Directors, Vice Chairman, Chief Executive Officer or President.

Article XXI.       Duties and Authority of Chairman of the Board of Directors, Vice Chairman, Chief Executive Officer and Others.

The Chairman of the Board of Directors or the Vice Chairman shall preside at the meetings of the Board of Directors. The Chairman or the Vice Chairman may call meetings of the Board of Directors and of any Committee whenever it is deemed necessary. The Chairman, the Vice Chairman or the Chief Executive Officer shall call to order, and act as chairman of, all meetings of the Shareholders, and shall prescribe such rules of procedure not inconsistent with these Bylaws or the Virginia Stock Corporation Act, and may adjourn such meetings to be reconvened at a later time or date or at another place. The Chairman and the Vice Chairman shall perform the duties commonly incident to such office and such other duties as the Board of Directors shall designate from time to time.

In the absence of the Chairman of the Board of Directors or the Vice Chairman, the Chief Executive Officer shall perform their duties. The Chief Executive Officer shall perform the duties commonly incident to the office of Chief Executive Officer and such other duties as the Board of Directors shall designate from time to time. The Chief Executive Officer, the President and each Vice President shall have authority to sign certificates for shares of stock, bonds, deeds and contracts and to delegate such authority in such manner as may be approved by the Chief Executive Officer or the President.

If the Chairman, Vice Chairman and Chief Executive Officer are unable to serve as Chairman of any Shareholders’ Meeting, then the President or the Corporate Secretary, may serve in their place.

Article XXII.   Vice Presidents.

Each Vice President shall perform such duties and have such other powers as the Board of Directors shall designate from time to time. In the event of the absence or disability of the Chief Executive Officer or the President, the duties and powers of such offices shall be performed and exercised by the Vice President designated to so act by the line of succession provided by the Board of Directors, or if not so provided by the Board of Directors, in accordance with the order of priority set forth in Article XXXIII.

Article XXIII.   Corporate Secretary.

The Corporate Secretary shall keep accurate minutes of all meetings of the Shareholders, the Board of Directors and the Executive Committee, respectively, shall perform the duties commonly incident to the office of corporate secretary, and shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Corporate Secretary shall have power together with the Chief Executive Officer, the President or a Vice President, to sign certificates for shares of stock. In the Corporate Secretary’s absence, an Assistant Corporate Secretary shall perform the duties of the office.

Article XXIV.    Treasurer.

The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds and securities of the Corporation and shall have and exercise under the supervision of the Board of Directors, all the powers and duties commonly incident to the office of treasurer and shall deposit all funds of the Corporation in a bank or banks, trust company or trust companies or with a firm or firms doing a banking business, pursuant to a specific or general authorization from the Board of Directors. The Treasurer may endorse for deposit or collection all checks, notes, et cetera, payable to the Corporation or to its order, may accept drafts on behalf of the Corporation, and, together with the Chief Executive Officer, the President or a Vice President, may sign certificates for shares of stock.

All checks, drafts, notes and other obligations for the payment of money except bonds, debentures and notes issued under an indenture shall be signed either manually or, if and to the extent authorized by the Board of Directors, through facsimile, by the Treasurer or an Assistant Treasurer or such other officer or agent as the Board of Directors or an officer designated by the Board of Directors shall authorize. Checks for the total amount of any payroll may be drawn in accordance with the foregoing provisions and deposited in a special fund. Checks upon this fund may be drawn by such person as the Treasurer shall designate.

Article XXV.     Controller.

The Controller shall keep accurate books of account of the Corporation’s transactions and shall perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

Article XXVI.   Officer Resignation and Removals.

Any officer may resign at any time by giving written notice to the Board of Directors, to the Chairman of the Board of Directors, to the Vice Chairman, to the Chief Executive Officer or to the Corporate Secretary. Any such resignation shall take effect upon receipt of the written notice by one of the specified recipients, unless a later effective time is specified in the notice. Unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

The Board of Directors, by vote of a majority of the entire Board, may remove any officer or agent, with or without cause.

Article XXVII.    Officer Vacancies.

If the office of any officer or agent, one or more, becomes vacant by reason of death, disability, resignation, removal, disqualification or otherwise, the Directors at the time in office, if a quorum, may, by a majority vote at a meeting at which a quorum is present, choose a successor or successors who shall hold office for the unexpired term or until such officer’s successor is duly elected and qualified or the position is eliminated.

Article XXVIII.  Certificates and Records for Shares.

Every Shareholder shall be entitled to a certificate or certificates for shares of record owned by such Shareholder in such form as may be prescribed by the Board of Directors, duly numbered and setting forth the number and kind of shares to which such Shareholder is entitled. Such certificates shall be signed by the Chief Executive Officer, President or a Vice President and by the Treasurer or an Assistant Treasurer or the Corporate Secretary or an Assistant Corporate Secretary. The Board of Directors may also appoint one or more Transfer Agents and/or Registrars for its stock of any class or classes and may require stock certificates to be countersigned and/or registered by one or more of such Transfer Agents and/or Registrars. If certificates for shares are signed, either manually or by facsimile, engraved or printed, by a Transfer Agent or by a Registrar, the signatures of the Chief Executive Officer, the President or a Vice President and the Treasurer or an Assistant Treasurer or the Corporate Secretary or an Assistant Corporate Secretary may be facsimiles, engraved or printed. Any provisions of these Bylaws with reference to the signing of stock certificates shall include, in cases above permitted, such facsimiles.

In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used had not ceased to be such officer or officers of the Corporation.
Notwithstanding the foregoing, the Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the Shareholder a written statement of the information required on certificates by the Virginia Stock Corporation Act or other applicable law.

The person registered on the books of the Corporation as the owner of any shares shall be entitled exclusively as the owner of such shares, to receive dividends and to vote in respect of such shares. It shall be the duty of every Shareholder to notify the Corporation of such Shareholder’s address.

Article XXIX.    Transfer of Shares.

Shares may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the Corporation, signed by the person appearing by the certificate to be the owner of the shares, and shall be transferable on the books of the Corporation upon surrender so assigned or endorsed. Where shares have been issued without certificates, shares may be transferred by a written instrument of assignment or a written power of attorney to sell, assign and transfer the same on the books of the Corporation, signed by the person appearing by the records of the Corporation to be the owner of such shares, and shall be transferable on the books of the Corporation upon delivery of such instrument or power of attorney to the Corporation.

Article XXX.    Voting of Shares Held.

Unless the Board of Directors shall otherwise provide, the Chairman of the Board of Directors, the Vice Chairman, the Chief Executive Officer, the President, any Vice President, or the Corporate Secretary may from time to time appoint one or more attorneys-in-fact or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation or other legal entity, any of whose stock or securities of which may be held by the Corporation, at meetings of the holders of any such other corporations or entities, or to consent in writing to any action by any such other corporation or entities, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation such written proxies, consents, waivers or other instruments as he or she may deem necessary or proper in the premises; or either the Chairman of the Board of Directors, the Vice Chairman, the Chief Executive Officer, the President or the Corporate Secretary may attend any meeting of the shareholders or securityholders of any such other corporation or entity and vote or exercise any or all other powers of the Corporation as the shareholder or securityholder of such other corporation or entity.

Article XXXI.  Bonds, Debentures and Notes Issued Under an Indenture.

All bonds, debentures and notes issued under an indenture may be signed by (a) the Chief Executive Officer, the President or any Vice President or such other officer or agent as the Board of Directors shall authorize and by the Corporate Secretary or any Assistant Corporate Secretary or by the Treasurer or any Assistant Treasurer or such other officer or agent as the Board of Directors shall authorize, or (b) such officer or officers as may be specified in the indenture. The signature of any authorized officer of the Corporation on bonds, debentures and notes authenticated by a corporate trustee may be made manually or by facsimile.

Article XXXII.  Amendments.

Both the Board of Directors and the Shareholders shall have the power to alter, amend or repeal the Bylaws of the Corporation or to adopt new Bylaws, but Bylaws enacted by the Shareholders, if expressly so provided, may not be altered, amended or repealed by the Directors.

Notwithstanding the foregoing, Articles IV and XI1  of these Bylaws may not be amended, altered, changed or repealed without the affirmative vote of at least two-thirds of the outstanding shares of the Corporation entitled to vote.

Article XXXIII.    Emergency Bylaws.

The Emergency Bylaws provided in this Article XXXIII shall be operative during any emergency notwithstanding any different provision in these Bylaws or in the Articles of Incorporation of the Corporation or in the Virginia Stock Corporation Act. An emergency exists if a quorum of the Corporation’s Board of Directors cannot readily be assembled because of some catastrophic event. To the extent not inconsistent with these Emergency Bylaws, the Bylaws provided in the other Articles of these Bylaws shall remain in effect during such emergency and upon the termination of such emergency the Emergency Bylaws shall cease to be operative unless and until another such emergency shall occur.

During any such emergency:

(a)   Any meeting of the Board of Directors may be called by any officer of the Corporation or by any Director. Notice shall be given by the person calling the meeting. The notice shall specify the time and place of the meeting. Notice may be given only to such of the Directors as it may be feasible to reach at the time and by such means as may be feasible at the time, including publication or radio. If given by mail, messenger, electronic transmission or telephone, the notice shall be addressed to the Director’s address or such other place as the person giving the notice shall deem most suitable. Notice shall be similarly given, to the extent feasible, to the other persons referred to in (b) below. Notice shall be given at least two days before the meeting if feasible in the judgment of the person giving the notice, but otherwise shall be given any time before the meeting as the person giving the notice shall deem necessary.

(b)      At any meeting of the Board of Directors, a quorum shall consist of a majority of the number of Directors fixed at the time in accordance with the Articles of Incorporation.  If the Directors present at any particular meeting shall be fewer than the number required for such quorum, other persons present, as determined by the following provisions and in the following order of priority, up to the number necessary to make up such quorum, shall be deemed Directors for such particular meeting:

(i)      The President, if not a Director;

(ii)     The Executive Vice Presidents in the order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age;

(iii)    The Senior Vice Presidents in the order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age;

(iv)    All other Vice Presidents at the principal office of the Corporation in the order of their seniority of first election to such office, or if two or more shall have been first elected to such office on the same day, in the order of their seniority in age; and

(v)     Any other persons that are designated on a list that shall have been approved by the Board of Directors before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list.

(c)     The Board of Directors, during as well as before any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation for any reason shall be rendered incapable of discharging their duties.

(d)     The Board of Directors, before and during any such emergency, may, effective in the emergency, change the principal office or designate several alternative principal offices or regional offices, or authorize the officers so to do.

No officer, Director or employee shall be liable for any action taken in accordance with these Emergency Bylaws so long as he or she discharges his or her duties in accordance with his or her good faith business judgment of the best interests of the Corporation.

These Emergency Bylaws shall be subject to repeal or change by further action of the Board of Directors or by action of the Shareholders, except that no such repeal or change shall modify the provisions of the next preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for the circumstances of the emergency.

Article XXXIV.   Control Share Acquisitions.

In the event that any acquiring person (an Acquiring Person) as defined in Section 13.1-728.1 of the Virginia Stock Corporation Act (the Act), either (a) fails to comply with the provisions of Section 13.1-728.4 of the Act or (b) fails to obtain the approval of the Shareholders of the Corporation at any meeting held pursuant to Section 13.1-728.5, then the Corporation shall have authority, upon approval by resolution of the Board of Directors to call for redemption, at anytime within 60 days after the last acquisition of any such shares by such Acquiring Person or the date of such meeting, as the case may be, and thereafter to redeem on such date within such 60-day period as may be specified in such resolution (the Redemption Date) all shares of Common Stock of the Corporation theretofore acquired by the Acquiring Person in a control share acquisition (as defined in Section 13.1-728.1 of the Act) and then owned beneficially by such Acquiring Person, as such number of shares may be either (a) shown on any control share acquisition statement or any statement or report filed by the Acquiring Person with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or (b) otherwise determined by the Board of Directors. The redemption price shall be computed in accordance with Section 13.1-728.7 of the Act and paid in cash on the Redemption Date against delivery at the principal office of the Corporation of certificates evidencing the shares so redeemed.

All determinations by the Board of Directors as to (a) the status of any person as an Acquiring Person under the Act, (b) the number of shares of the Corporation owned by such Acquiring Person, (c) the timeliness of compliance by any Acquiring Person within Section 13.1-728.4 of the Act, or (d) the interpretation of the Act or this Article if made in good faith, shall be conclusive and binding on all persons.

1 The last paragraph of Article V of the Corporation’s Articles of Incorporation, as amended, provides that the affirmative vote of at least two-thirds or the outstanding shares entitled to vote shall be required to amend, alter, change or repeal or to adopt any provision inconsistent with the purpose and intent of, Article V of the Articles of Incorporation or “Articles IV and IX of the Bylaws”. In 1987, when this provision was added to the Articles of Incorporation, the text of current Article XI of the Bylaws was in Article IX. Provisions that are in Article V of the Articles of Incorporation appear in Articles XIII, XVII, XVIII and XXXII of the Bylaws.